Exhibit 99.1

FOR IMMEDIATE RELEASE

Rimini Street Announces Stock Repurchase Plan Increase from $15 Million to $50 Million and $5 million Prepayment on Its Outstanding Term Loan

Company reported strong operating cash flow, record cash and a net cash position exceeding debt by over $71 million as of March 31, 2022

LAS VEGAS, June 1, 2022 – Rimini Street, Inc. (Nasdaq: RMNI), a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products and a Salesforce partner, today announced that its Board of Directors has authorized an increase to its previously announced common stock repurchase program from up to $15 million over two years to up to $50 million over the next four years. Additionally, the Company has prepaid $5 million of indebtedness outstanding under its term loan on May 31, 2022 with no prepayment penalty, leaving an approximate loan balance of $81.6 million as of June 1, 2022.

Correspondingly, the Company’s credit agreement was also amended to increase the aggregate value of shares of Company common stock that can be repurchased. For more information on the credit agreement amendment, please refer to the Company’s Current Report on Form 8-K filed today and available on Rimini Street’s Investor Relations site at https://investors.riministreet.com/.

“During fiscal year 2021 and the first quarter ended March 31, 2022, we generated strong operating cash flow of more than $112 million, resulting in a record cash balance of more than $158 million and a record net cash position as of March 31, 2022. Taking these and additional factors into consideration, the Company’s executive leadership and Board of Directors decided it was appropriate to increase the previously announced stock repurchase program to further enhance shareholder value,” stated Michael L. Perica, Rimini Street chief financial officer. “In

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addition, we have prepaid $5 million of outstanding indebtedness under our term loan to further reduce debt and related carrying costs. We remain confident the Company will be able to continue to fund growth, return capital to our shareholders and decrease our debt obligations and related carrying costs.”

The common stock repurchases may be effected through open market purchases, including through the use of Rule 10b5-1 trading plans, or privately negotiated transactions. The timing and amount of common stock repurchases made pursuant to the repurchase program are subject to various factors, including, but not limited to, the company's common stock trading price, regulatory requirements, credit agreement covenants, general market conditions and alternative uses of capital. The Company is not, however, required to acquire any particular amount of common stock at a specific time or price, and repurchases can be discontinued at any time.

About Rimini Street, Inc.
Rimini Street, Inc. (Nasdaq: RMNI) is a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products and a Salesforce partner. The Company offers premium, ultra-responsive and integrated application management and support services that enable enterprise software licensees to save significant costs, free up resources for innovation and achieve better business outcomes. To date, nearly 4,700 Fortune 500, Fortune Global 100, midmarket, public sector and other organizations from a broad range of industries have relied on Rimini Street as their trusted application enterprise software products and services provider. To learn more, please visit http://www.riministreet.com, follow @riministreet on Twitter and find Rimini Street on Facebook and LinkedIn. (IR-RMNI)

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Investor Relations Contact
Dean Pohl
Rimini Street, Inc.
+1 (925) 523-7636
dpohl@riministreet.com

Forward-Looking Statements
Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may,” “should,” “would,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seem,” “seek,” “continue,” “future,” “will,” “expect,” “outlook” or other similar words, phrases or expressions. These forward-looking statements include, but are not limited to, statements regarding our expectations of future events, future opportunities, global expansion and other growth initiatives and our investments in such initiatives. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, the amount and timing of repurchases, if any, under our stock repurchase program and our ability to enhance stockholder value through such program; the impact of our credit facility’s ongoing debt service obligations and financial and operational covenants on our business and related interest rate risk, including uncertainty from the discontinuance of LIBOR and transition to any other interest rate benchmarks; the duration of and operational and financial impacts on our business of the COVID-19 pandemic and related economic impact, as well as the actions taken by governmental authorities, clients or others in response to the continuance of the pandemic; catastrophic events that disrupt our business or that of our current and prospective clients, including terrorism and geopolitical actions; changes in the business environment in which Rimini Street operates, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which Rimini Street operates; adverse developments in pending litigation or any new litigation; our need and ability to raise additional equity or debt financing on favorable terms and our ability to generate cash flows from operations to help fund increased investment in our growth initiatives; the sufficiency of our cash and cash equivalents to meet our liquidity requirements, including under our credit facility; our ability to maintain an effective system of internal control over financial reporting and our ability to remediate any identified material weaknesses in our internal controls; changes in laws and regulations, including changes in tax laws or unfavorable outcomes of tax positions we take, or a failure by us to establish adequate reserves for tax events; competitive product and pricing activity; challenges of managing growth profitably; the customer adoption of our recently introduced products and services, including our Application Management Services (AMS) offerings, in addition to other products and services we expect to introduce in the future; the loss of one or more members of Rimini Street’s management team; our ability to attract and retain qualified personnel; uncertainty as to the long-term value of Rimini Street’s equity securities; the effects of seasonal trends on our results of operations, including the contract renewal cycles for vendor supplied software support and managed services; our ability to prevent unauthorized access to our information technology systems and other cybersecurity threats, protect the confidential information of our employees and clients and comply with privacy and data protection regulations; and those discussed under the headings “Risk Factors” and “Cautionary Note About Forward-Looking Statements” in Rimini Street’s Quarterly Report on Form 10-Q filed on May 4, 2022, and as updated from time to time by Rimini Street’s future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings by Rimini Street with the Securities and Exchange Commission. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this communication. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this communication.

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